Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-200212

Contingent Return Optimization Securities

UBS AG

November 24, 2014

PRODUCT SUPPLEMENT (To Prospectus dated November 14, 2014)

Product Supplement

Contingent Return Optimization Securities

Linked to an Index or a Basket of Indices

UBS AG from time to time may offer and sell Contingent Return Optimization Securities, which we refer to as “Securities”, linked to either (i) an underlying index (the “underlying index”) or (ii) a weighted basket of indices (the “underlying basket”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying index or the several indices (each a “basket index” and, together, the “basket indices”) comprising the underlying basket to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus. The general terms of the Securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)

Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

No Coupon:	We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).

Trade Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Settlement Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Valuation Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”.

Maturity Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

Payment at Maturity:	At maturity, UBS will pay a cash payment per Security that you hold, the amount of which is based on (i) the underlying return and (ii) whether the final level of the underlying index is less than the trigger level, as described below:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of (a) Contingent Return and (b) Underlying Return); provided, however, that in no event will you receive an amount greater than $10 + ($10 × Maximum Gain).

➢

If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the underlying return, for a return equal to:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities may be fully exposed to any decline in the level of the underlying index from the trade date to the valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount proportionate to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Contingent Return:	A positive percentage to be specified in the applicable pricing supplement.

Maximum Gain:	A positive percentage to be specified in the applicable pricing supplement.

Underlying Return:	The quotient, expressed as a percentage, of (i) the final level of the underlying index or underlying basket minus the initial level of the underlying index or underlying basket, divided by (ii) the initial level of the underlying index or underlying basket.

Expressed as a formula:

Final Level – Initial Level
Initial Level

Initial Level:	Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index on the trade date, as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”), or in the case of an underlying basket, 100.

Final Level:	Unless otherwise specified in the applicable pricing supplement, with respect to: (i) an underlying index, the closing level of the underlying index on the final valuation date, or (ii) an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of each basket index measured from the trade date to the final valuation date, in each case as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

Trigger Level:	A specified level of the underlying index or underlying basket that will be less than the initial level set forth in the applicable pricing supplement. The trigger level will be based on a percentage of the initial level.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization”.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated November 24, 2014

ADDITIONAL INFORMATION ABOUT THE CONTINGENT RETURN OPTIMIZATION SECURITIES

You should read this product supplement together with the prospectus dated November 14, 2014, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated November 14, 2014, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

➢	Index Supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413492/d818855d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS will prepare a pricing supplement. The pricing supplement will specify the specific pricing terms for that issuance and any changes to the general terms specified below. Any pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean Contingent Return Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated November 14, 2014, of UBS. References to the “index supplement” mean the UBS index supplement dated November 14, 2014. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement, and last, the accompanying prospectus.

What Are the Contingent Return Optimization Securities?

The Contingent Return Optimization Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) an underlying index (the “underlying index”) or (ii) a weighted basket (an “underlying basket”) comprised of several indices (each a “basket index” and, together, the “basket indices”). The underlying index or underlying basket will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that is based on the direction of and percentage change in the level of the underlying index or the underlying basket from the trade date to the final valuation date, referred to as the “underlying return”. The amount you will receive at maturity is based on the underlying return, and whether the final level of the underlying index or underlying basket is less than a specified level (the “trigger level”). However, in no event will the return on your Securities be greater than the maximum gain specified in the applicable pricing supplement (the “maximum gain”). You must be willing to risk losing up to 100% of your principal amount invested if the level of the underlying index or the underlying basket is less than the trigger level on the final valuation date. You must also be willing to accept that the Securities will not pay interest.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of (a) Contingent Return and (b) Underlying Return); provided, however, that in no event will you receive an amount greater than $10 + ($10 x Maximum Gain).

➢

If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the underlying return, for a return equal to:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities may be fully exposed to any decline in the level of the underlying index from the trade date to the valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount proportionate to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The “contingent return” is a positive percentage to be specified in the applicable pricing supplement.

The “maximum gain” is a positive percentage to be specified in the applicable pricing supplement.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level

Initial Level

In the applicable pricing supplement, the underlying return may also be referred to as (i) the “basket return” in the case of Securities linked to an underlying basket, or (ii) the “index return” in the case of Securities linked to an underlying index.

Unless otherwise specified in the applicable pricing supplement, the “initial level” is (i) with respect to an underlying index, the closing level of the underlying index on the trade date, as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”), and (ii) with respect to an underlying basket, 100.

Unless otherwise specified in the applicable pricing supplement, the “final level” is (i) with respect to an underlying index, the closing level of the underlying index determined on the final valuation date, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date, in each case as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

In the case of an offering of the Securities linked to an underlying index, the initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Securities linked to an underlying basket, the initial level may be referred to in the applicable pricing supplement as the “initial basket level” and the final level may be referred to as the “final basket level”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Securities linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the trade date and (ii) the term “final index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the final valuation date.

The applicable pricing supplement will specify the trade date, settlement date, final valuation date, maturity date, as well as the respective terms of each offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

➢

Exposure to a Positive Contingent Return and Participation in the Positive Performance of the Underlying Index or Underlying Basket Up to the Maximum Gain — If the final level is equal to or greater than the trigger level and you hold the Securities to maturity, UBS will pay you a minimum return equal to the contingent return. The Securities also provide an opportunity for participation in any positive underlying return that exceeds the contingent return up to the maximum gain. If the final level of the underlying index or underlying basket is less than the trigger level, you will be fully exposed to the negative performance of the underlying index or underlying basket.

➢

Contingent Repayment of Principal at Maturity — The contingent return feature also provides for the contingent repayment of your principal at maturity. If you hold the Securities to maturity and the final level is greater than or equal to the trigger level, UBS will pay you at least your principal amount plus the contingent return. If the final level is less than the trigger level, your investment will be fully exposed to the negative performance of the underlying index or underlying basket and we will pay you an amount in cash that is less than the principal amount, if anything. Specifically, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of the principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero, and UBS will pay you a cash amount per Security equal to $10.00 + ($10 × underlying return). This will result in a loss of some or all of your initial investment in the Securities.

➢

Minimum Investment — Unless otherwise specified in the applicable pricing supplement, in the case of offerings of Securities with a $10.00 principal amount per Security, the minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

What Are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily repay the full principal amount of the Securities at maturity. UBS will only pay you the principal amount of your Securities in cash if the final level of the underlying index or underlying basket is greater than or equal to the trigger level and will only make such payment at maturity. If the final level of the underlying index or underlying basket is less than the trigger level, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying index or the underlying basket from the trade date to the final valuation date.

➢

The contingent repayment of principal applies only if you hold your Securities to maturity — The contingent repayment of your initial investment only applies if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index or the underlying basket is equal to or greater than the trigger level. You should be willing to hold your Securities to maturity.

➢

The contingent return only applies if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic value of the contingent return or the Securities themselves, and may be less than the return of the underlying index or underlying basket even if such return is positive and does not exceed the maximum gain. You can only receive the full benefit of the contingent return and earn the potential maximum gain from UBS if you hold the Securities to maturity.

➢

Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive underlying return that exceeds the applicable maximum gain. Accordingly, the maximum gain for your Securities may cause you to earn a return that is less than the return on a direct investment in a security the return on which is based solely on the performance of the underlying index or underlying basket over the term of the Securities without limitation.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

➢

Credit risk of the Issuer — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index or underlying basket and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index or basket indices. The level of the underlying index or any basket index can rise or fall sharply due to factors specific to such index or its index constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

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Owning the Securities is not the same as owning the index constituents — The return on your Securities may not reflect the return you would realize if you actually owned the index constituents comprising the underlying index or basket indices. For instance, you will not benefit from any positive underlying return in excess of an amount that exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the index constituents may have.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index or the underlying basket will rise or fall. There can be no assurance that the final level will not be less than the trigger level. The final level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index or basket indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

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There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

➢

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index or underlying basket; the volatility of such underlying index or basket indices; the dividend rate paid on any index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or basket indices, may adversely affect the level(s) of the underlying index or basket indices and, therefore, the market value of the Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of index constituent stocks comprising the underlying index or basket indices or trading activities related to the underlying index, any basket indices or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the payment at maturity of the Securities based on observed levels of the underlying index or basket indices. The calculation agent can postpone the determination of the final level of the underlying index or underlying basket or the maturity date if a market disruption event occurs and is continuing on the final valuation date.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or underlying basket to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➢

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index or underlying basket, or the index constituents.

➢

You believe the underlying index or underlying basket will maintain its level or appreciate over the term of the Securities and that any appreciation is unlikely to exceed an amount equal to the maximum gain.

➢	You understand and accept that your potential return is limited to the maximum gain.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index or underlying basket.

➢	You do not seek current income from your investment and are willing to forego dividends paid on any index constituent stocks.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

➢

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➢	You require an investment designed to guarantee a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same downside market risk as an investment in the underlying index or underlying basket, or the index constituents.

➢

You believe that the level of the underlying index or underlying basket will decline during the term of the Securities and is likely to be less than the trigger level on the final valuation date, or you believe the underlying index or underlying basket will appreciate over the term of the Securities by more than an amount equal to the maximum gain.

➢	You seek an investment that has unlimited return potential without a cap on appreciation.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index or underlying basket.

➢	You seek current income from this investment or prefer to receive the dividends paid on the index constituent stocks.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances prior to maturity.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-35 and to discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index or underlying basket. If your Securities are so treated, you should generally not accrue any income with respect to the underlying index or underlying basket and you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if you have held your Securities for one year or less).

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, and that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-36. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the

Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-35 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the index constituent stock issuers).

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities:

Step 1: Calculate the Underlying Return

Calculate the Underlying Return for a single Underlying Index

Where the payment at maturity is based on the performance of a single underlying index, the “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level

Initial Level

Unless otherwise specified in the applicable pricing supplement, the “initial level” is the closing level of the underlying index on the trade date as determined by the calculation agent.

Unless otherwise specified in the applicable pricing supplement, the “final level” is the closing level of the underlying index on the final valuation date as determined by the calculation agent.

Calculate the Underlying Return for an Underlying Basket comprised of three Basket Indices.

Where the payment at maturity is based on the performance of an underlying basket, the “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying basket minus the initial level of the underlying basket, divided by (ii) the initial level of the underlying basket. Expressed as a formula:

Underlying Return =	Final Level – Initial Level

Initial Level

Unless otherwise specified in the applicable pricing supplement, the “initial level” is 100.

The “final level” will be determined by the calculation agent on the final valuation date, calculated as follows:

100 × (1+ (WBI1 × BIR1) + ( WBI2 × BIR2) + ( WBI3 × BIR3))

where

“W” is the respective weighting of each basket index (i.e., BI1, BI2 and BI3) in the underlying basket, expressed as a percentage, and

“BIR” is the respective index return for each basket index (i.e., BI1, BI2 and BI3) calculated in the same manner described above under “Calculate the Underlying Return for an Underlying Index”.

Step 2: Calculate the Cash Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of (a) Contingent Return and (b) Underlying Return); provided, however, that in no event will you receive an amount greater than $10 + ($10 x Maximum Gain).

➢

If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the underlying return, for a return equal to:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities may be fully exposed to any decline in the level of the underlying index from the trade date to the valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount proportionate to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying index or underlying basket relative to the initial level. We cannot predict the final level of the underlying index or underlying basket. You should not take these examples as an indication or assurance of the expected performance of the underlying index or underlying basket.

Example 1 — The Underlying Return is 10%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Maximum Gain	15%
Contingent Return	5%
Trigger Level	800 (80% of the Initial Level)
Initial Level	1000
Final Level	1100

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	1100 – 1000	=	10%

	Initial Level		1000

Given an underlying return of 10%, the payment at maturity would be:

$10 + ($10 × Underlying Return) = $10 + ($10 × 10%) = $11 per Security (a return of 10%).

Example 2 — The Underlying Return is -5%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Maximum Gain	15%
Contingent Return	5%
Trigger Level	800 (80% of the Initial Level)
Initial Level	1000
Final Level	950

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	950 – 1000	=	-5%

	Initial Level		1000

Since the final level was greater than the trigger level, the contingent return applies, and the payment at maturity would be:

$10 + ($10 × Contingent Return) = $10 + ($10 × 5%) = $10.50 per Security (a return of 5%).

Example 3 — The Underlying Return is 20%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Maximum Gain	15%
Contingent Return	5%
Trigger Level	800 (80% of the Initial Level)
Initial Level	1000
Final Level	1200

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	1200 – 1000	=	20%

	Initial Level		1000

Since the underlying return is greater than the maximum gain, the payment at maturity would be $11.50 (a return equal to the maximum gain of 15%).

Example 4 — The Underlying Return is -50%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security linked to a single underlying index with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Maximum Gain	15%
Contingent Return	5%
Trigger Level	800 (80% of the Initial Level)
Initial Level	1000
Final Level	500

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level	=	500 – 1000	=	-50%

	Initial Level		1000

Since the final level was less than the trigger level, UBS will not pay the contingent return and the investor is fully exposed to the decline of the underlying index. In this example, the payment at maturity is calculated as follows:

$10 + ($10 × -50%) = $10 – $5 = $5 per Security (a loss of 50%)

Accordingly, if the final level is less than the trigger level, you will lose some or all your principal.

Example 5 — The Basket Return is 1.5%

The following example illustrates the calculation of the underlying return and the payment at maturity for a hypothetical Security based on an underlying basket comprised of three basket indices with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Basket Index	Index Weight	Index Return
A	50%	10%
B	30%	-15%
C	20%	5%

Maximum Gain	15%
Contingent Return	5%
Initial Level	100
Trigger Level	80 (80% of initial price)

Given the above assumptions, the final level would be calculated as follows:

Final Level	=	100 x (1 + (A index weight x A index return) +

(B index weight x B index return) +

(C index weight x C index return))

=	100 x (1 + (50% x 10%) + (30% x –15%) + (20% x 5%)) = 101.5

The underlying return is then calculated as follows:

Underlying Return =	Final Level – Initial Level	=	101.5 – 100	=	1.5%

	Initial Level		100

Since the final level was greater than the trigger level, the contingent return applies, and the payment at maturity would be:

$10 + ($10 × Contingent Return) = $10 + ($10 × 5%) = $10.50 per Security (a gain of 5%).

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical initial levels or final levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the underlying index or basket indices on the final valuation date, could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying index or basket indices that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you able to invest directly in the underlying index or basket indices or the index constituents. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by hypothetically investing directly in the underlying index or basket indices or the index constituents:

➢

the return on such a hypothetical direct investment would depend primarily upon the relative appreciation or depreciation of the underlying index or underlying basket during the term of the Securities, and not on whether the final level of the underlying index or underlying basket is less than the trigger level;

➢	the return on such a hypothetical direct investment would not be limited by the maximum gain or otherwise capped;

➢

in the case of a hypothetical direct investment in the underlying index or basket indices comprised of index constituent stocks or a direct investment in the index constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the levels of the underlying index or basket indices during the term of your Securities or, therefore, whether the final level of the underlying index or underlying basket for any particular offering of the Securities will be less than the trigger level. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were able to invest directly in the underlying index or basket indices, or the index constituents.

Risk Factors

The return on the Securities is linked to the performance of the underlying index or underlying basket and will depend on whether the underlying return is positive or negative and, if negative whether the final level is less than the trigger level. Investing in the Securities is not equivalent to a direct investment in the underlying index or basket indices, or the index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the index supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities do not guarantee any repayment of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily repay the full principal amount of the Securities at maturity. If the final level of the underlying index or underlying basket is less than the trigger level, we will pay you an amount in cash that is less than your principal amount, if anything, and you will have a loss of your initial investment that is proportionate to the negative underlying return. Specifically, in such case, the payment at maturity will be reduced by an amount equal to 1% (or a fraction thereof) of your principal amount for every 1% (or a fraction thereof) that the underlying return is less than zero and in extreme situations, you could lose all of your initial investment.

The contingent repayment of principal applies only if you hold your Securities to maturity.

The contingent repayment of your initial investment is only available if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index or underlying basket is equal to or greater than the trigger level. You should be willing to hold your Securities to maturity.

The contingent return only applies if you hold the Securities to maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic value of the contingent return or the Securities themselves, and may be less than the return of the underlying index or underlying basket even if such return is positive and does not exceed the maximum gain. You can only receive the full benefit of the contingent return and earn the potential maximum gain from UBS if you hold the Securities to maturity.

Your potential return on the Securities is limited to the maximum gain

The return potential of the Securities is limited to the maximum gain. Since the maximum payment amount on the Securities is capped, you will not benefit from a positive underlying return that exceeds the maximum gain. As a result, the Securities do not offer full participation in the positive appreciation of the underlying index or underlying basket. Accordingly, the maximum gain for your Securities may cause you to earn a return that is less than the return on a direct investment in a security the return on which is based solely on the performance of the underlying index or underlying basket over the term of the Securities without limitation.

Risk Factors

You will not receive interest payments on the Securities or dividend payments on any index constituent stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the index constituent stocks.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

Owning the Securities is not the same as owning the index constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the index constituents and held such investments for a similar period because:

➢

the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the index constituents during the term of the Securities, and not on whether the final level of the underlying index or underlying basket is less than the trigger level;

➢	the return on such a direct investment would not be limited by the maximum gain or otherwise capped;

➢	in the case of a direct investment in the index constituents, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the index constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment in the index constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such index constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Even if the level of the underlying index or the underlying basket increases above the initial level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying index or underlying basket to increase while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index or the underlying basket will rise or fall. There can be no assurance that the final level will not be less than the trigger level. The final level of the underlying index or underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the index constituent stocks. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index or basket indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Risk Factors

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying index or the basket indices.

Changes in the level(s) of the underlying index or basket indices during the term of the Securities before the final valuation date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the Securities. The calculation agent will calculate the payment at maturity by comparing only the initial level of the underlying index or the underlying basket on the trade date relative to the final level of the underlying index or the underlying basket on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the level of the underlying index or the underlying basket has risen at certain times during the term of the Securities before falling to a level below its initial level on the final valuation date.

If the Securities are linked to an underlying basket, changes in the levels of the basket indices may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket indices. While the levels of some basket indices may increase over the term of the Securities, the levels of other basket indices may not increase during the term of the Securities as much or may even decline. Therefore, in determining whether the final level of the underlying basket is less than the trigger level and in calculating the underlying return and the payment at maturity on the Securities, increases in the levels of one or more of the basket indices may be moderated, or offset, by lesser increases or declines in the levels of one or more of the other basket indices. This affect is further amplified by differing weights of the basket indices. More heavily weighted basket indices will have a larger impact on the underlying return than basket indices with lesser weightings.

The calculation agent can postpone the determination of the final level, and therefore the maturity date, if a market disruption event occurs on the final valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing with respect to an underlying index on the trade date or the final valuation date for the affected underlying index, as applicable, will be postponed and thus the determination of the closing level of the affected underlying index with respect to the trade date or the final level, as applicable, will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead make the relevant determination based on the closing level of the affected underlying index on the first trading day on which no market disruption event occurs or is continuing with respect to that underlying index. In no event, however, will the relevant date for such affected underlying index be postponed by more than eight trading days. As a result, the relevant settlement date or the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the relevant date for an affected underlying index is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the trade date or the final valuation date, as applicable, for such affected underlying index. If the closing level of the affected underlying index is not available on the last possible day that qualifies as the trade date or the final valuation date, as applicable, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the closing level of such affected underlying index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Events” below.

Risk Factors

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index or underlying basket has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the level of the underlying index or underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying index, basket indices or index constituents (i.e., the frequency and magnitude of changes in the levels of such assets over the term of the Securities);

➢	the composition of the underlying index or the basket indices and changes to their respective index constituents;

➢	the market prices of the index constituents;

➢	in the case of an underlying basket, the correlation among the basket indices;

➢

the dividend rate paid on the index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index or basket indices comprised of such index constituent stocks, and therefore affect the market value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying index, basket indices or index constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢

for any underlying index or basket index having index constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded.

➢	the creditworthiness of UBS; and

➢

geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying index, basket indices or index constituents and equity and commodity markets generally.

Risk Factors

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. It is possible for the level(s) of the underlying index or basket indices to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX OR BASKET INDICES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement and/or pricing supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index or the basket indices. If an index sponsor discontinues or suspends the calculation of the underlying index or a basket index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index or basket index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-29 and “General Terms of the Securities — Role of Calculation Agent” on page PS-33. No index sponsor is involved in the offer of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying index sponsor(s) and the underlying index or basket indices to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index or basket indices for your Securities.

Changes that affect the underlying index or basket indices will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index or a basket index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value,

Risk Factors

significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index or basket indices, could affect the level of the underlying index or basket indices and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index or a basket index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index or a basket index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final level — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlying index or basket indices should not be taken as an indication of the future performance of the underlying index or basket indices during the term of the Securities.

The market prices of the index constituents will determine the level(s) of the underlying index or basket indices. The historical performance of the underlying index or the basket indices should not be taken as an indication of the future performance of the underlying index or basket indices. As a result, it is impossible to predict whether the level of the underlying index or any basket index will rise or fall. Market prices of the index constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such index constituents.

Moreover, any underlying basket to which the Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing levels of the basket indices will determine the level of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange

Risk Factors

laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The underlying return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index or basket index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index or a basket index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index or underlying basket and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The Securities may be subject to currency exchange risk.

Because the market prices of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index or basket indices, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the foreign currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the foreign currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the index and the United States of America; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index or basket indices, the United States and other countries important to international trade and finance.

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and

Risk Factors

exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level(s) of any underlying index or basket index that is a commodity index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any underlying index or basket indices and the markets for those index commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of any commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any index constituent, or any other derivative products based on any index constituent or an underlying index or basket index may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” UBS or its affiliates expect to enter into hedging transactions involving purchases of the index constituents of the underlying index or basket indices, listed and/or over-the-counter options on any index constituent or the underlying index or basket indices, futures on any index constituent or the underlying index or basket indices, or exchange traded funds or other instruments with returns linked or related to changes in the performance of the index constituents of the underlying index or basket indices prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level(s) of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the index constituents of the underlying index or basket indices and other investments relating to those assets on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the index constituents and the level of the underlying index or basket indices and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index or basket indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or basket indices and the index constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index or any basket index, could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index or to a basket that includes an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or providing advisory services to those companies. These services could

Risk Factors

include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the index constituent stocks and the level of the underlying index or any basket index and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or any basket index or the market value of, and the return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index or the underlying basket and index constituents to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the index constituents, underlying index or a basket index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue

Risk Factors

Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-35 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Further, although the matter is not clear, there exists a risk that an investment in Securities that are linked to an index comprised of shares of an exchange traded fund (“ETF”), a passive foreign investment company (“PFIC”) or other pass-thru entity or a basket of indices that are comprised of shares of ETFs, PFICs or other pass-thru entities will be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of the Securities being recharacterized as ordinary income and subject to an interest charge.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-35 unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the index constituent stock issuers).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the final level is equal to or greater than the trigger level, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × the greater of (a) Contingent Return and (b) Underlying Return); provided, however, that in no event will you receive an amount greater than $10 + ($10 x Maximum Gain).

➢

If the final level is less than the trigger level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the underlying return, for a return equal to:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities may be fully exposed to any decline in the level of the underlying index from the trade date to the valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount proportionate to the underlying return and, in extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The “contingent return” is a positive percentage to be specified in the applicable pricing supplement.

The “maximum gain” is a positive percentage to be specified in the applicable pricing supplement.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level

Initial Level

In the applicable pricing supplement, the underlying return may also be referred to as (i) the “basket return” in the case of Securities linked to an underlying basket, or (ii) the “index return” in the case of Securities linked to an underlying index.

Unless otherwise specified in the applicable pricing supplement, the “initial level” is (i) with respect to an underlying index, the closing level of the underlying index on the trade date, as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”), and (ii) with respect to an underlying basket, 100.

Unless otherwise specified in the applicable pricing supplement, the “final level” is (i) with respect to an underlying index, the closing level of the underlying index determined on the final valuation date, and (ii) with respect to an underlying basket, a level of the underlying basket equal to the product of (a) the initial level of such underlying basket multiplied by (b) the sum of one and the weighted performance of the basket indices on the final valuation date, in each case as determined by the calculation agent (subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”).

In the case of an offering of the Securities linked to an underlying index, the initial level may be referred to in the applicable pricing supplement as the “initial index level” and the final level may be referred to as the “final index level”, or each in such other manner as may be specified in the applicable pricing supplement.

In the case of an offering of the Securities linked to an underlying basket, the initial level may be referred to in the applicable pricing supplement as the “initial basket level” and the final level may be referred to as the “final basket level”, or each in such other manner as may be specified in the applicable pricing supplement. Furthermore, in the case of an offering of the Securities linked to an underlying basket, in the applicable pricing supplement (i) the term “initial index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the trade date and (ii) the term “final index level” will refer to, with respect to a basket index, the closing level of such basket index determined on the final valuation date.

The applicable pricing supplement will specify the trade date, settlement date, final valuation date, maturity date, as well as the respective terms of each offering of the Securities.

General Terms of the Securities

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying index or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index or underlying basket to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying index or any basket index (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for the underlying index or a basket index (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying index or basket index on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying index or a basket index (as the case may be). In that event, the final valuation date for the disrupted underlying index or basket index (as the case may be) will be the first following trading day on which the closing level of such underlying index or basket index is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying index or basket index. In no event, however, will the final valuation date for the Securities be postponed by more than eight trading days with respect to any underlying index or basket index.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the final valuation date, no market disruption event with respect to a particular basket index occurs or is continuing, then such final valuation date will not be postponed with respect to such basket index, irrespective of the occurrence of a market disruption event on such final valuation date with respect to one or more of the other basket indices.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

General Terms of the Securities

Closing Level

The “closing level” of the underlying index or any basket index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents of such index, each as determined by the calculation agent.

Market Disruption Event

The calculation agent will determine the final level based upon the closing level(s) of the underlying index or the basket indices (as the case may be) on the final valuation date specified in the applicable pricing supplement. As described above, the final valuation date may be postponed with respect to the underlying index or a basket index (as the case may be), and thus the determination of the final level with respect to such final valuation date may be postponed, if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing with respect to such underlying index or basket index. If such a postponement occurs, the calculation agent will determine the final level with reference to the closing level for the disrupted underlying index or basket index on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying index or basket index. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level(s) of the underlying index or one or more basket indices. In no event, however, will the final valuation date be postponed by more than eight trading days.

If the determination of final level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the final level will be determined by the calculation agent. In such an event, the calculation agent will make good faith estimate of the final level that would have prevailed in the absence of the market disruption event.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket index included in such underlying basket will not necessarily be a market disruption event for another basket index included in such underlying basket. If, on the originally scheduled final valuation date, no market disruption event with respect to a particular basket index occurs or is continuing, then the determination of the closing level for such basket index will be made on the originally scheduled final valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket indices.

Any of the following will be a market disruption event with respect to a particular underlying index or basket index related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any options or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➢

a suspension, absence or material limitation of trading in options or futures contracts relating to such underlying index or basket index or to a material number of index constituents in the primary market or markets for those contracts;

General Terms of the Securities

➢

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or basket index or a material number of index constituents in the primary market or markets for those options or contracts;

➢

a change in the settlement price of any options or futures contract included in the underlying index or one or more basket indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual options or futures contract included in the underlying index or one or more basket indices;

➢	the underlying index or one or more basket indices is not published; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index or any basket index generally.

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to the underlying index or one or more basket indices or to a material number of index constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the options or futures contracts relating to the underlying index or one or more basket indices, in any index constituents or in any options or futures contracts related to such index constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying Index or a Basket Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index or a basket index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, final level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of the underlying index or a basket index is discontinued and that there is no successor index on any date when the level of such underlying index or basket index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index or basket index.

General Terms of the Securities

If the calculation agent determines that any index constituents or the method of calculating the underlying index or a basket index have been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, underlying return, initial level, final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the underlying return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, final level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

General Terms of the Securities

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the index constituents are listed or admitted for trading. With respect to index constituents issued by a non-U.S. issuer that are listed or

General Terms of the Securities

admitted for trading on non-U.S. exchange(s) or market(s), a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instruments are listed or admitted for trading. The calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the index constituents.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, business days, trading days, the default amount, the underlying return, the initial level, the final level, the amount payable in respect of your Securities and all other determinations with respect to the Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more underlying indices or index constituents and/or listed and/or over-the-counter options, futures, exchange-traded funds on the index constituents of one or more of the underlying indices or one or more of the underlying indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in index constituents or other securities of issuers of the index constituent stocks;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index or index constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” section in this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or non-U.S. currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank or other financial institution,

➢	a life insurance company,

➢	a tax-exempt organization including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively,

➢	a regulated investment company or real estate investment trust (a “REIT”),

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or who enters into a “constructive sale” or “wash sale” with respect to the Securities, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of the Securities and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

In addition, we will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a PFIC within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, redemption or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how the Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the Securities are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax laws to your investment in your Securities.

Tax Treatment of Securities

Unless otherwise specified in the applicable pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat the Securities as a pre-paid cash-settled derivative contract with respect to the underlying index or underlying basket and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale or maturity of the Securities and you should recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount you realize at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the discussion on the constructive ownership rules (discussed below), such recognized gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the Securities. The IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your

Supplemental U.S. Tax Considerations

Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Contingent Debt Instrument. If the Securities have a term greater than one year, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the Securities have a term of one year or less, it is possible that the Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Constructive Ownership. In addition, if your Securities are properly treated as a pre-paid derivative contract with a term of greater than one year, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply to Securities that have a term of more than one year if one or more issuers of the index constituents is treated as a REIT, a partnership, a PFIC, a “regulated investment company” such as certain ETFs, or otherwise as a “pass-thru entity” for purposes of Section 1260 of the Code. If an investment in the Securities is treated as a “constructive ownership transaction,” any long term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income of the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security). It is not entirely clear how the “net underlying long term capital gain” would be computed in respect of a Security; therefore, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the 2007 IRS notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by non-U.S. persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status including providing us (and/or the applicable withholding agent) with a properly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of the Securities

Supplemental U.S. Tax Considerations

or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

In general, gain realized on the sale, exchange, automatic call or retirement of the Securities by a non-U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or

➢

the non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange, redemption or retirement of the Securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897 Determination

We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any index constituent stocks and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an index constituent as a United States real property holding corporation and the Securities as United States real property interests.

Section 871(m) Withholding

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments that reference indices containing U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that U.S. withholding tax under Section 871(m) will apply only to equity-linked instruments issued on or after 90 days after the date the final Treasury regulations are published. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being

Supplemental U.S. Tax Considerations

required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

FATCA Withholding

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

If you are not a U.S. holder, you should consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituents).

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.